Exhibit 99.1

For Immediate Release

For more information:

Rex S. Schuette

Chief Financial Officer

(706) 781-2266

Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. REPORTS

EARNINGS OF $230 MILLION FOR SECOND QUARTER 2013

  Net income of $230 million, or $3.90 per share
  Earnings reflect impact of reversal of valuation allowance on deferred tax asset and accelerated sales of classified assets
  Credit measures now at pre-credit crisis levels
  Capital levels remain strong

BLAIRSVILLE, GA – July 25, 2013 – United Community Banks, Inc. (NASDAQ: UCBI) today reported net income of $230 million, or $3.90 per share, for the second quarter of 2013, and $242 million, or $4.05 per share, for the first six months of 2013. The results reflect the impact of two very significant events during the second quarter – the reversal of the valuation allowance on United’s net deferred tax asset and higher provision for loan losses and foreclosed property expenses from the accelerated sales of classified assets.

“The second quarter events mark the final phase of our recovery from the financial crisis that has affected so many banks throughout the country and especially within our footprint,” said Jimmy Tallent, president and chief executive officer. “With the reversal of our valuation allowance and the accelerated sales of classified assets, the lingering effects of the credit crisis are behind us. We can now devote full attention toward growing our business and increasing the value of our shareholders’ investments.”

 Tallent noted that the reduction in loans resulting from the accelerated classified loan sales masked an otherwise solid quarter of loan growth. Though the company sold loans with a carrying amount of $151 million, total loans were only down $5 million from the first quarter.

“Achieving quality loan growth remains a top priority despite continued challenges with the sluggish economy,” Tallent said. “We are accomplishing this objective by adding lenders strategically, including in our vibrant new markets of Greenville, South Carolina and Nashville, Tennessee.”

The second quarter provision for loan losses was $48.5 million compared with $11 million in the first quarter and with $18 million in the second quarter of 2012. The increase reflects the higher level of charge-offs associated with the accelerated classified loan sales. Second quarter net charge-offs were $72.4 million compared with $12.4 million in the first quarter and $18.9 million a year ago. The $48.5 million provision reflects the difference between the $72.4 million in net charge-offs offset by a $24 million reduction in the allowance for loan losses.

“We believed the time was right to take the final step toward putting the financial crisis behind us by selling our stress-related classified assets, including a bulk sale of $131 million,” Tallent said. “We have cleansed our balance sheet of legacy problem credits and are turning full attention to strategic initiatives to grow our business and shareholder value.”

Nonperforming assets at quarter-end were $31.8 million, representing .44 percent of total assets. This total is down from $113 million, or 1.65 percent, at March 31, 2013, and $146 million, or 2.16 percent, at June 30, 2012. The classified asset ratio, which is the ratio of classified assets to Tier 1 regulatory capital plus the allowance for loan losses, declined to 27 percent from 49 percent at March 31 and from 62 percent a year ago.

Second quarter taxable equivalent net interest revenue totaled $54.6 million, down $97,000 from the first quarter and down $2.27 million from the second quarter of 2012. “The decrease reflects the ongoing trend of lower yields on our loan and investment securities portfolios,” said Tallent.

“The lower loan portfolio yield reflects competitive pricing pressure on new and renewed loans and new retail product offerings with low introductory rates. Introductory rates on the new retail products will begin to expire and approximately $50 million will reset to a market rate in the third quarter of 2013. The lower investment securities yield is due to reinvestment of cash flows at record low rates. We continue to look for reinvestment opportunities, with a focus on floating-rate securities, to alleviate market and duration risk. At quarter-end, floating-rate securities accounted for 39 percent of the total investment securities portfolio compared to 34 percent last quarter. The higher proportion improves our overall interest sensitivity position by reducing exposure to rising interest rates.”

The second quarter taxable equivalent net interest margin was 3.31 percent, down seven basis points from the first quarter and 12 basis points from a year ago. “Our net interest margin will remain under pressure as long as interest rates hold at these unprecedented low levels,” stated Tallent. “To offset the impact on net interest revenue, we remain sharply focused on growing the loan portfolio in the mid-single digit range by focusing on retail loans and continuing to add commercial lenders in key markets.”

Second quarter fee revenue was $16.3 million, compared to $12.8 million in the first quarter and $12.9 million a year ago. Contributing to these increases were higher mortgage, advisory services and interchange fee revenue, as well as two non-core items in other fee revenue. Mortgage fee revenue increased $348,000 from the first quarter and $681,000 from a year ago, to $3.0 million. Closed mortgage loans totaled $95.2 million in the second quarter, compared with $69.8 million in the first quarter and $79.8 million in the second quarter of 2012.

The two non-core items that contributed to the increase in other fee revenue were a $1.37 million recovery on a bank-owned life insurance policy and a $468,000 gain from the sale of low-income housing tax credits. In addition, other fee revenue included customer derivative fees of $488,000 compared with $252,000 in the first quarter of 2013. These fees are from the company’s newly rolled-out loan swap program for commercial loan customers.

Operating expenses, excluding foreclosed property costs, were $43.7 million in the second quarter of 2013 compared to $41.4 million for the first quarter of 2013 and $42.5 million a year ago. The increase from both periods was due mostly to higher severance costs; second quarter 2013 severance costs were $1.56 million compared with $360,000 and $1.16 million for the first quarter of 2013 and the second quarter of 2012, respectively. Also contributing to the increase in operating expenses were higher mortgage and brokerage incentives related to the higher revenue levels and higher consulting fees associated with various revenue enhancement and efficiency projects.

Foreclosed property costs were $5.15 million in the second quarter of 2013 compared to $2.33 million in the first quarter and $1.85 million a year ago. The higher total reflects losses incurred on the accelerated sales of foreclosed properties. Included in second quarter 2013 costs were $4.31 million in net losses and write-downs and $837,000 for maintenance. For the first quarter of 2013, foreclosed property costs included $1.15 million in net losses and write-downs and $1.19 million in maintenance. Second quarter 2012 foreclosed property costs included $739,000 in net losses and write-downs and $1.11 million in maintenance.

As of June 30, 2013, capital ratios were as follows: Tier 1 Risk-Based of 13.7 percent; Total Risk-Based of 15.2 percent; Tier 1 Common Risk-Based of 8.5 percent; and, Tangible Equity-to-Assets of 11.5 percent. The average Tier 1 Leverage ratio was 9.8 percent at June 30, 2013.

“With credit quality now well under control, our attention is focused on growing our business and improving earnings performance,” concluded Tallent. “In a competitive landscape, we must work more efficiently to achieve our goals, all while maintaining the best customer satisfaction scores in the industry. This team is more than up to the challenge and fully committed.”

 Conference Call

United will hold a conference call today, Thursday, July 25, 2013, at 11 a.m. ET to discuss the contents of this news release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 11766770. The conference call also will be webcast and can be accessed by selecting ‘Calendar of Events’ within the Investor Relations section of United’s website at www.ucbi.com.

About United Community Banks, Inc.

Headquartered in Blairsville, United Community Banks, Inc. is the third-largest bank holding company in Georgia. United has assets of $7.2 billion and operates 103 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina, east Tennessee and western South Carolina. United specializes in providing personalized community banking services to individuals and small to mid-size businesses and also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United’s common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at United’s website at www.ucbi.com.

Safe Harbor

This news release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2012 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information
						Second	For the Six
	2013		2012			Quarter	Months Ended		YTD
(in thousands, except per share	Second	First	Fourth	Third	Second	2013-2012	June 30,		2013-2012
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2013	2012	Change
INCOME SUMMARY
Interest revenue	$61,693	$62,134	$64,450	$65,978	$66,780		$123,827	$137,001
Interest expense	7,131	7,475	8,422	8,607	9,944		14,606	21,301
Net interest revenue	54,562	54,659	56,028	57,371	56,836	(4)%	109,221	115,700	(6)%
Provision for loan losses	48,500	11,000	14,000	15,500	18,000		59,500	33,000
Fee revenue	16,312	12,826	14,761	13,764	12,867	27	29,138	28,246	3
Total revenue	22,374	56,485	56,789	55,635	51,703		78,859	110,946
Operating expenses	48,823	43,770	50,726	44,783	44,310	10	92,593	91,265	1
(Loss) income before income taxes	(26,449)	12,715	6,063	10,852	7,393		(13,734)	19,681
Income tax (benefit) expense	(256,413)	950	802	284	894		(255,463)	1,654
Net income	229,964	11,765	5,261	10,568	6,499		241,729	18,027
Preferred dividends and discount accretion	3,055	3,052	3,045	3,041	3,032		6,107	6,062
Net income available to common shareholders	$226,909	$8,713	$2,216	$7,527	$3,467		$235,622	$11,965

PERFORMANCE MEASURES
Per common share:
Diluted income	$3.90	$.15	$.04	$.13	$.06		$4.05	$.21
Book value	10.90	6.85	6.67	6.75	6.61	65	10.90	6.61	65
Tangible book value (2)	10.82	6.76	6.57	6.64	6.48	67	10.82	6.48	67

Key performance ratios:
Return on equity (1)(3)	197.22%	8.51%	2.15%	7.43%	3.51%		108.34%	6.12%
Return on assets (3)	13.34	.70	.31	.63	.37		7.09	.52
Net interest margin (3)	3.31	3.38	3.44	3.60	3.43		3.34	3.48
Efficiency ratio	68.89	64.97	71.69	62.95	63.84		66.98	63.56
Equity to assets	11.57 (4)	8.60	8.63	8.75	8.33		8.90	8.26
Tangible equity to assets (2)	11.53 (4)	8.53	8.55	8.66	8.24		8.83	8.16
Tangible common equity to assets (2)	8.79 (4)	5.66	5.67	5.73	5.45		5.99	5.39
Tangible common equity to risk- weighted assets (2)	13.16	8.45	8.26	8.44	8.37		13.16	8.37

ASSET QUALITY *
Non-performing loans	$27,864	$96,006	$109,894	$115,001	$115,340		$27,864	$115,340
Foreclosed properties	3,936	16,734	18,264	26,958	30,421		3,936	30,421
Total non-performing assets (NPAs)	31,800	112,740	128,158	141,959	145,761		31,800	145,761
Allowance for loan losses	81,845	105,753	107,137	107,642	112,705		81,845	112,705
Net charge-offs	72,408	12,384	14,505	20,563	18,896		84,792	34,763
Allowance for loan losses to loans	1.95%	2.52%	2.57%	2.60%	2.74%		1.95%	2.74%
Net charge-offs to average loans (3)	6.87	1.21	1.39	1.99	1.85		4.07	1.70
NPAs to loans and foreclosed properties	.76	2.68	3.06	3.41	3.51		.76	3.51
NPAs to total assets	.44	1.65	1.88	2.12	2.16		.44	2.16

AVERAGE BALANCES ($ in millions)
Loans	$4,253	$4,197	$4,191	$4,147	$4,156	2	$4,225	$4,162	2
Investment securities	2,161	2,141	2,088	1,971	2,145	1	2,151	2,149	-
Earning assets	6,608	6,547	6,482	6,346	6,665	(1)	6,578	6,682	(2)
Total assets	6,915	6,834	6,778	6,648	6,993	(1)	6,875	7,019	(2)
Deposits	5,983	5,946	5,873	5,789	5,853	2	5,964	5,940	-
Shareholders’ equity	636	588	585	582	583	9	612	580	6
Common shares - basic (thousands)	58,141	58,081	57,971	57,880	57,840		58,111	57,803
Common shares - diluted (thousands)	58,141	58,081	57,971	57,880	57,840		58,111	57,803

AT PERIOD END ($ in millions)
Loans *	$4,189	$4,194	$4,175	$4,138	$4,119	2	$4,189	$4,119	2
Investment securities	2,152	2,141	2,079	2,025	1,984	8	2,152	1,984	8
Total assets	7,163	6,849	6,802	6,699	6,737	6	7,163	6,737	6
Deposits	6,012	6,026	5,952	5,823	5,822	3	6,012	5,822	3
Shareholders’ equity	829	592	581	585	576	44	829	576	44
Common shares outstanding (thousands)	57,831	57,767	57,741	57,710	57,641		57,831	57,641

(1)  Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).  (2)  Excludes effect of acquisition related intangibles and associated amortization.  (3)  Annualized.  (4)  Calculated as of period-end to reflect the full impact of the reversal of the valuation allowance on United’s deferred tax asset.  The period-end ratio is more indicative of the ratio going forward.

* Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information

	2013		2012			For the Six Months Ended
(in thousands, except per share	Second	First	Fourth	Third	Second
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter	2013	2012

Interest revenue reconciliation
Interest revenue - taxable equivalent	$61,693	$62,134	$64,450	$65,978	$66,780	$123,827	$137,001
Taxable equivalent adjustment	(368)	(365)	(381)	(419)	(444)	(733)	(890)
Interest revenue (GAAP)	$61,325	$61,769	$64,069	$65,559	$66,336	$123,094	$136,111

Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$54,562	$54,659	$56,028	$57,371	$56,836	$109,221	$115,700
Taxable equivalent adjustment	(368)	(365)	(381)	(419)	(444)	(733)	(890)
Net interest revenue (GAAP)	$54,194	$54,294	$55,647	$56,952	$56,392	$108,488	$114,810

Total revenue reconciliation
Total operating revenue	$22,374	$56,485	$56,789	$55,635	$51,703	$78,859	$110,946
Taxable equivalent adjustment	(368)	(365)	(381)	(419)	(444)	(733)	(890)
Total revenue (GAAP)	$22,006	$56,120	$56,408	$55,216	$51,259	$78,126	$110,056

(Loss) income before taxes reconciliation
(Loss) income before taxes	$(26,449)	$12,715	$6,063	$10,852	$7,393	$(13,734)	$19,681
Taxable equivalent adjustment	(368)	(365)	(381)	(419)	(444)	(733)	(890)
(Loss) income before taxes (GAAP)	$(26,817)	$12,350	$5,682	$10,433	$6,949	$(14,467)	$18,791

Income tax (benefit) expense reconciliation
Income tax (benefit) expense	$(256,413)	$950	$802	$284	$894	$(255,463)	$1,654
Taxable equivalent adjustment	(368)	(365)	(381)	(419)	(444)	(733)	(890)
Income tax (benefit) expense (GAAP)	$(256,781)	$585	$421	$(135)	$450	$(256,196)	$764

Book value per common share reconciliation
Tangible book value per common share	$10.82	$6.76	$6.57	$6.64	$6.48	$10.82	$6.48
Effect of goodwill and other intangibles	.08	.09	.10	.11	.13	.08	.13
Book value per common share (GAAP)	$10.90	$6.85	$6.67	$6.75	$6.61	$10.90	$6.61

Average equity to assets reconciliation
Tangible common equity to assets	8.79%	5.66%	5.67%	5.73%	5.45%	5.99%	5.39%
Effect of preferred equity	2.74	2.87	2.88	2.93	2.79	2.84	2.77
Tangible equity to assets	11.53	8.53	8.55	8.66	8.24	8.83	8.16
Effect of goodwill and other intangibles	.04	.07	.08	.09	.09	.07	.10
Equity to assets (GAAP)	11.57%	8.60%	8.63%	8.75%	8.33%	8.90%	8.26%

Tangible common equity to risk-weighted assets reconciliation
Tangible common equity to risk-weighted assets	13.16%	8.45%	8.26%	8.44%	8.37%	13.16%	8.37%
Effect of other comprehensive income	.29	.49	.51	.36	.28	.29	.28
Effect of deferred tax limitation	(4.99)	-	-	-	-	(4.99)	-
Effect of trust preferred	1.11	1.15	1.15	1.17	1.19	1.11	1.19
Effect of preferred equity	4.11	4.22	4.24	4.29	4.35	4.11	4.35
Tier I capital ratio (Regulatory)	13.68%	14.31%	14.16%	14.26%	14.19%	13.68%	14.19%

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End (1)

	2013		2012			Linked Quarter Change	Year over Year Change
	Second	First	Fourth	Third	Second
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter

LOANS BY CATEGORY
Owner occupied commercial RE	$1,119	$1,130	$1,131	$1,126	$1,140	$(11)	$(21)
Income producing commercial RE	629	674	682	693	697	(45)	(68)
Commercial & industrial	437	454	458	460	450	(17)	(13)
Commercial construction	133	152	155	161	169	(19)	(36)
Total commercial	2,318	2,410	2,426	2,440	2,456	(92)	(138)
Residential mortgage	876	850	829	833	834	26	42
Home equity lines of credit	402	396	385	341	294	6	108
Residential construction	332	372	382	389	409	(40)	(77)
Consumer installment	261	166	153	135	126	95	135
Total loans	$4,189	$4,194	$4,175	$4,138	$4,119	(5)	70

LOANS BY MARKET
North Georgia	$1,265	$1,363	$1,364	$1,383	$1,387	(98)	(122)
Atlanta MSA	1,227	1,262	1,250	1,238	1,242	(35)	(15)
North Carolina	576	575	579	579	576	1	-
Coastal Georgia	397	398	400	380	369	(1)	28
Gainesville MSA	256	259	261	256	259	(3)	(3)
East Tennessee	282	282	283	283	276	-	6
South Carolina	34	-	-	-	-	34	34
Other (2)	152	55	38	19	10	97	142
Total loans	$4,189	$4,194	$4,175	$4,138	$4,119	(5)	70

RESIDENTIAL CONSTRUCTION
Dirt loans
Acquisition & development	$42	$57	$62	$71	$78	(15)	(36)
Land loans	36	42	46	41	45	(6)	(9)
Lot loans	173	188	193	196	203	(15)	(30)
Total	251	287	301	308	326	(36)	(75)

House loans
Spec	34	40	41	44	49	(6)	(15)
Sold	47	45	40	37	34	2	13
Total	81	85	81	81	83	(4)	(2)
Total residential construction	$332	$372	$382	$389	$409	(40)	(77)

(1)  Excludes total loans of $25.7 million, $28.3 million, $33.4 million, $37.0 million and $41.5 million as of June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, that are covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.  (2)  Includes purchased indirect auto loans that are not assigned to a geographic region.

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality (1)

	Second Quarter 2013			First Quarter 2013			Fourth Quarter 2012
	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total	Non-performing	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$5,283	$547	$5,830	$8,142	$4,750	$12,892	$12,599	$4,989	$17,588
Income producing CRE	1,954	-	1,954	9,162	834	9,996	9,549	490	10,039
Commercial & industrial	548	-	548	29,545	-	29,545	31,817	-	31,817
Commercial construction	504	376	880	22,359	3,027	25,386	23,843	2,204	26,047
Total commercial	8,289	923	9,212	69,208	8,611	77,819	77,808	7,683	85,491
Residential mortgage	12,847	1,303	14,150	10,901	3,463	14,364	11,151	4,753	15,904
Home equity lines of credit	1,491	140	1,631	916	-	916	1,438	-	1,438
Residential construction	4,838	1,570	6,408	14,592	4,660	19,252	18,702	5,828	24,530
Consumer installment	399	-	399	389	-	389	795	-	795
Total NPAs	$27,864	$3,936	$31,800	$96,006	$16,734	$112,740	$109,894	$18,264	$128,158
Balance as a % of
Unpaid Principal	62.6%	31.6%	55.8%	66.3%	45.0%	62.0%	69.5%	39.7%	62.8%

NONPERFORMING ASSETS BY MARKET
North Georgia	$12,830	$1,617	$14,447	$63,210	$6,616	$69,826	$69,950	$8,219	$78,169
Atlanta MSA	3,803	1,197	5,000	17,380	3,524	20,904	18,556	3,442	21,998
North Carolina	6,512	295	6,807	8,519	2,533	11,052	11,014	2,579	13,593
Coastal Georgia	2,588	627	3,215	3,523	1,449	4,972	3,810	1,609	5,419
Gainesville MSA	1,008	-	1,008	911	370	1,281	903	556	1,459
East Tennessee	1,123	200	1,323	2,463	2,242	4,705	5,661	1,859	7,520
South Carolina	-	-	-	-	-	-	-	-	-
Other (3)	-	-	-	-	-	-	-	-	-
Total NPAs	$27,864	$3,936	$31,800	$96,006	$16,734	$112,740	$109,894	$18,264	$128,158

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$96,006	$16,734	$112,740	$109,894	$18,264	$128,158	$115,001	$26,958	$141,959
Loans placed on non-accrual	13,200	-	13,200	9,665	-	9,665	20,211	-	20,211
Payments received	(47,937)	-	(47,937)	(6,809)	-	(6,809)	(6,458)	-	(6,458)
Loan charge-offs	(23,972)	-	(23,972)	(10,456)	-	(10,456)	(11,722)	-	(11,722)
Foreclosures	(9,433)	9,433	-	(6,288)	6,288	-	(7,138)	7,138	-
Capitalized costs	-	55	55	-	54	54	-	201	201
Property sales	-	(17,972)	(17,972)	-	(6,726)	(6,726)	-	(12,845)	(12,845)
Write downs	-	(1,369)	(1,369)	-	(1,041)	(1,041)	-	(1,438)	(1,438)
Net losses on sales	-	(2,945)	(2,945)	-	(105)	(105)	-	(1,750)	(1,750)
Ending Balance	$27,864	$3,936	$31,800	$96,006	$16,734	$112,740	$109,894	$18,264	$128,158

	Second Quarter 2013		First Quarter 2013		Fourth Quarter 2012
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)	Charge-Offs	Loans (2)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$16,545	5.85%	$1,922	.69%	$4,997	1.76%
Income producing CRE	8,921	5.45	3,321	1.99	1,153	.67
Commercial & industrial	15,576	13.91	1,501	1.34	135	.12
Commercial construction	6,295	17.53	(4)	(.01)	1,688	4.25
Total commercial	47,337	7.96	6,740	1.14	7,973	1.30
Residential mortgage	5,469	2.52	1,635	.79	3,254	1.55
Home equity lines of credit	1,040	1.04	512	.53	445	.49
Residential construction	18,506	20.91	2,973	3.22	2,435	2.52
Consumer installment	56	.10	524	1.35	398	1.10
Total	$72,408	6.87	$12,384	1.21	$14,505	1.39

NET CHARGE-OFFS BY MARKET
North Georgia	$59,102	17.20%	$4,868	1.45%	$4,458	1.29%
Atlanta MSA	9,986	3.21	3,295	1.07	3,977	1.27
North Carolina	1,952	1.36	2,249	1.59	2,032	1.39
Coastal Georgia	480	.49	821	.85	574	.60
Gainesville MSA	123	.19	430	.67	1,331	2.04
East Tennessee	711	1.01	679	.98	2,117	2.98
South Carolina	-	-	-	-	-	-
Other (3)	54	.24	42	.39	16	.19
Total	$72,408	6.87	$12,384	1.21	$14,505	1.39

(1) Excludes non-performing loans and foreclosed properties covered by the loss-sharing agreement with the FDIC, related to the acquisition of Southern Community Bank.
(2) Annualized.
(3) Includes purchased indirect auto loans that are not assigned to a geographic region.

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2013	2012	2013	2012

Interest revenue:
Loans, including fees	$50,728	$54,178	$101,662	$109,937
Investment securities, including tax exempt of $210, $262, $422 and $512	9,681	11,062	19,646	24,066
Deposits in banks and short-term investments	916	1,096	1,786	2,108
Total interest revenue	61,325	66,336	123,094	136,111

Interest expense:
Deposits:
NOW	419	503	873	1,140
Money market	534	661	1,096	1,302
Savings	36	38	72	75
Time	2,924	5,073	6,150	11,232
Total deposit interest expense	3,913	6,275	8,191	13,749
Short-term borrowings	522	904	1,038	1,949
Federal Home Loan Bank advances	30	390	49	856
Long-term debt	2,666	2,375	5,328	4,747
Total interest expense	7,131	9,944	14,606	21,301
Net interest revenue	54,194	56,392	108,488	114,810
Provision for loan losses	48,500	18,000	59,500	33,000
Net interest revenue after provision for loan losses	5,694	38,392	48,988	81,810

Fee revenue:
Service charges and fees	7,972	7,816	15,375	15,599
Mortgage loan and other related fees	3,003	2,322	5,658	4,421
Brokerage fees	1,063	809	1,830	1,622
Securities gains, net	-	6,490	116	7,047
Loss from prepayment of debt	-	(6,199)	-	(6,681)
Other	4,274	1,629	6,159	6,238
Total fee revenue	16,312	12,867	29,138	28,246
Total revenue	22,006	51,259	78,126	110,056

Operating expenses:
Salaries and employee benefits	24,734	24,297	48,326	49,522
Communications and equipment	3,468	3,211	6,514	6,366
Occupancy	3,449	3,539	6,816	7,310
Advertising and public relations	1,037	1,088	1,975	1,934
Postage, printing and supplies	894	916	1,757	1,895
Professional fees	2,499	1,952	4,865	3,927
Foreclosed property	5,151	1,851	7,484	5,676
FDIC assessments and other regulatory charges	2,505	2,545	5,010	5,055
Amortization of intangibles	491	730	1,196	1,462
Other	4,595	4,181	8,650	8,118
Total operating expenses	48,823	44,310	92,593	91,265
Net (loss) income before income taxes	(26,817)	6,949	(14,467)	18,791
Income tax (benefit) expense	(256,781)	450	(256,196)	764
Net income	229,964	6,499	241,729	18,027
Preferred stock dividends and discount accretion	3,055	3,032	6,107	6,062
Net income available to common shareholders	$226,909	$3,467	$235,622	$11,965

Earnings per common share - basic / diluted	$3.90	$.06	$4.05	$.21
Weighted average common shares outstanding - basic / diluted	58,141	57,840	58,111	57,803

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet
	June 30,	December 31,	June 30,
(in thousands, except share and per share data)	2013	2012	2012
	(unaudited)	(audited)	(audited)
ASSETS
Cash and due from banks	$62,564	$66,536	$50,596
Interest-bearing deposits in banks	141,016	124,613	133,857
Short-term investments	57,000	60,000	120,000
Cash and cash equivalents	260,580	251,149	304,453
Securities available for sale	1,937,264	1,834,593	1,701,583
Securities held to maturity (fair value $226,695, $261,131 and $299,971)	214,947	244,184	282,750
Mortgage loans held for sale	19,150	28,821	18,645
Loans, net of unearned income	4,189,368	4,175,008	4,119,235
Less allowance for loan losses	(81,845)	(107,137)	(112,705)
Loans, net	4,107,523	4,067,871	4,006,530
Assets covered by loss sharing agreements with the FDIC	35,675	47,467	65,914
Premises and equipment, net	167,197	168,920	172,200
Bank owned life insurance	82,276	81,867	81,265
Accrued interest receivable	19,279	18,659	20,151
Goodwill and other intangible assets	4,315	5,510	6,965
Foreclosed property	3,936	18,264	30,421
Net deferred tax asset	272,287	-	-
Other assets	38,206	34,954	46,229
Total assets	$7,162,635	$6,802,259	$6,737,106
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand	$1,349,804	$1,252,605	$1,150,444
NOW	1,225,664	1,316,453	1,196,507
Money market	1,167,889	1,149,912	1,117,139
Savings	247,821	227,308	219,077
Time:
Less than $100,000	982,009	1,055,271	1,164,451
Greater than $100,000	664,112	705,558	764,343
Brokered	374,530	245,033	210,506
Total deposits	6,011,829	5,952,140	5,822,467
Short-term borrowings	54,163	52,574	53,656
Federal Home Loan Bank advances	70,125	40,125	125,125
Long-term debt	124,845	124,805	120,265
Accrued expenses and other liabilities	72,370	51,210	39,598
Total liabilities	6,333,332	6,220,854	6,161,111
Shareholders’ equity:
Preferred stock, $1 par value; 10,000,000 shares authorized;
Series A; $10 stated value; 21,700 shares issued and outstanding	217	217	217
Series B; $1,000 stated value; 180,000 shares issued and outstanding	179,323	178,557	177,814
Series D; $1,000 stated value; 16,613 shares issued and outstanding	16,613	16,613	16,613
Common stock, $1 par value; 100,000,000 shares authorized;
43,356,492, 42,423,870 and 41,726,509 shares issued and outstanding	43,356	42,424	41,727
Common stock, non-voting, $1 par value; 30,000,000 shares authorized;
14,474,810, 15,316,794 and 15,914,209 shares issued and outstanding	14,475	15,317	15,914
Common stock issuable; 271,215, 133,238 and 94,657 shares	4,705	3,119	2,893
Capital surplus	1,057,931	1,057,951	1,056,819
Accumulated deficit	(473,531)	(709,153)	(718,896)
Accumulated other comprehensive loss	(13,786)	(23,640)	(17,106)
Total shareholders’ equity	829,303	581,405	575,995
Total liabilities and shareholders’ equity	$7,162,635	$6,802,259	$6,737,106

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended June 30,

	2013			2012
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,253,361	$50,806	4.79%	$4,155,619	$54,296	5.25%
Taxable securities (3)	2,139,221	9,471	1.77	2,121,053	10,800	2.04
Tax-exempt securities (1)(3)	21,597	344	6.37	24,242	429	7.08
Federal funds sold and other interest-earning assets	193,370	1,072	2.22	364,099	1,255	1.38
Total interest-earning assets	6,607,549	61,693	3.74	6,665,013	66,780	4.03
Non-interest-earning assets:
Allowance for loan losses	(106,417)			(115,955)
Cash and due from banks	63,457			51,907
Premises and equipment	168,272			173,792
Other assets (3)	181,987			218,347
Total assets	$6,914,848			$6,993,104

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,245,301	419	.13	$1,279,686	503	.16
Money market	1,306,522	534	.16	1,132,548	661	.23
Savings	245,211	36	.06	216,175	38	.07
Time less than $100,000	1,000,511	1,568	.63	1,183,845	2,520	.86
Time greater than $100,000	674,200	1,380	.82	778,477	2,063	1.07
Brokered time deposits	195,182	(24)	(.05)	150,449	490	1.31
Total interest-bearing deposits	4,666,927	3,913	.34	4,741,180	6,275	.53

Federal funds purchased and other borrowings	72,139	522	2.90	97,134	904	3.74
Federal Home Loan Bank advances	58,916	30	.20	278,971	390	.56
Long-term debt	124,838	2,666	8.57	120,256	2,375	7.94
Total borrowed funds	255,893	3,218	5.04	496,361	3,669	2.97

Total interest-bearing liabilities	4,922,820	7,131	.58	5,237,541	9,944	.76
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,315,812			1,112,128
Other liabilities	40,603			60,726
Total liabilities	6,279,235			6,410,395
Shareholders’ equity	635,613			582,709
Total liabilities and shareholders’ equity	$6,914,848			$6,993,104

Net interest revenue		$54,562			$56,836
Net interest-rate spread			3.16%			3.27%

Net interest margin (4)			3.31%			3.43%

(1)    Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans.  The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2) Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)    Securities available for sale are shown at amortized cost.  Pretax unrealized gains of $17.7 million in 2013 and $25.7 million in 2012 are included in other assets for purposes of this presentation.

(4) Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Six Months Ended June 30,

	2013			2012
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,225,215	$101,805	4.86%	$4,162,030	$110,138	5.32%
Taxable securities (3)	2,129,208	19,224	1.81	2,124,422	23,554	2.22
Tax-exempt securities (1)(3)	21,665	691	6.38	24,840	839	6.76
Federal funds sold and other interest-earning assets	201,478	2,107	2.09	371,044	2,470	1.33
Total interest-earning assets	6,577,566	123,827	3.79	6,682,336	137,001	4.12
Non-interest-earning assets:
Allowance for loan losses	(108,667)			(116,879)
Cash and due from banks	63,873			53,286
Premises and equipment	168,773			174,321
Other assets (3)	173,168			226,013
Total assets	$6,874,713			$7,019,077

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,274,144	873	.14	$1,368,900	1,140	.17
Money market	1,282,101	1,096	.17	1,101,103	1,302	.24
Savings	239,691	72	.06	210,789	75	.07
Time less than $100,000	1,020,000	3,317	.66	1,227,599	5,546	.91
Time greater than $100,000	684,320	2,857	.84	799,821	4,478	1.13
Brokered time deposits	185,210	(24)	(.03)	155,892	1,208	1.56
Total interest-bearing deposits	4,685,466	8,191	.35	4,864,104	13,749	.57

Federal funds purchased and other borrowings	72,148	1,038	2.90	99,696	1,949	3.93
Federal Home Loan Bank advances	46,064	49	.21	208,672	856	.82
Long-term debt	124,827	5,328	8.61	120,246	4,747	7.94
Total borrowed funds	243,039	6,415	5.32	428,614	7,552	3.54

Total interest-bearing liabilities	4,928,505	14,606	.60	5,292,718	21,301	.81
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,278,875			1,076,358
Other liabilities	55,639			70,330
Total liabilities	6,263,019			6,439,406
Shareholders’ equity	611,694			579,671
Total liabilities and shareholders’ equity	$6,874,713			$7,019,077

Net interest revenue		$109,221			$115,700
Net interest-rate spread			3.19%			3.31%

Net interest margin (4)			3.34%			3.48%

(1)    Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans.  The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.

(2) Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)    Securities available for sale are shown at amortized cost.  Pretax unrealized gains of $17.4 million in 2013 and $24.7 million in 2012 are included in other assets for purposes of this presentation.

(4) Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.